UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 16, 2017

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 16, 2017, Ashford Hospitality Prime, Inc. (the “Company”), Ashford Hospitality Trust, Inc. (“AHT”) and Ashford Inc. (“AINC”, and together with the Company, AHT and each affiliate of the Company, AHT and AINC, the “Ashford Entities”), entered into a Settlement Agreement (the “Settlement Agreement”) with Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC and John Petry (collectively, “Sessa”) regarding the composition of the Company’s Board of Directors (the “Board”), dismissal of pending litigation involving the parties and certain other matters.

Under the Settlement Agreement, the Company has agreed to appoint to the Company’s board of directors two of the five individuals Sessa previously sought to nominate as directors of the Company (the “Independent Designees”).  The Company is required to make such appointments within two weeks of the date of the Settlement Agreement.  Additionally, the Settlement Agreement provides that the Company and Sessa will work together in good faith to identify one additional director who will be independent of both the Company and Sessa (the “Additional Independent Director”).

So long as Sessa satisfies certain ownership thresholds with respect to the Company’s common stock, the Company has agreed to nominate:  (i) the Independent Designees; (ii) the Additional Independent Director; and (iii) Montgomery J. Bennett, Stefani D. Carter, Kenneth H. Fearn, Douglas A. Kessler, Curtis B. McWilliams and Matthew D. Rinaldi (or their successors) at each of the 2017 and 2018 annual meetings of the Company’s stockholders.  In the case of any contested election of directors of the Company, Sessa has agreed to cause one or both of the Independent Designees to resign from the Board if the preliminary results provided by the inspector of elections at any meeting of stockholders of the Company prior to the closing of the polls indicates with reasonable certainty that any of the incumbent directors or their successors (other than the Independent Designees) will not be elected at such meeting but for the resignation of one or more of the Independent Designees.

Under the Settlement Agreement, Sessa is subject to specified standstill restrictions relating to the Ashford Entities and lasting generally until the earlier of (x) the date that is fifteen business days prior to the deadline for the submission of stockholder nominations for the 2019 annual meeting of the Company’s stockholders pursuant to the Company’s bylaws or (y) the date that is one hundred fifty days prior to the first anniversary of the 2018 annual meeting of the Company’s stockholders.  During the standstill period, Sessa has agreed to cause all of its shares of the Company to be present for quorum purposes at any meeting of the Company’s stockholders and voted in accordance with the board’s recommendations, subject to certain exceptions relating to extraordinary transactions and amendments to the Advisory Agreement with Ashford Inc.  The Settlement Agreement contains various other obligations and provisions applicable to the Ashford Entities and Sessa.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On February 16, 2017, the Company issued a press release announcing the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Exhibit
99.1
Settlement Agreement, dated February 16, 2017, by and among Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc., Ashford Inc., Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC and John Petry.

99.2	Press release, dated February 16, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 17, 2017

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1
Settlement Agreement, dated February 16, 2017, by and among Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc., Ashford Inc., Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC and John Petry.

99.2	Press release, dated February 16, 2017.